Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Modern Technology Corp (the "Company") for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Anthony Welch, as Chief Executive Officer of the Company, and Robert Church, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Sect.1350, as adopted pursuant to Sect. 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Anthony Welch
Dated: May 20, 2005		Anthony Welch Chief Executive Officer

	By:	/s/ Robert Church
Dated: May 20, 2005		Robert Church Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Modern Technology Corp. and will be retained by Modern Technology Corp. and furnished to the Securities and Exchange Commission or its staff upon request.